Exhibit 10.5

ROBBINS UMEDA LLP

BRIAN J. ROBBINS (190264)

KEVIN A SEELY (199982)

DANIEL R. FORDE (248461)

JAY N. RAZZOUK (258511)

600 B Street, Suite 1900

San Diego CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

HOLZER HOLZER & FISTEL, LLC

MICHAEL I. FISTEL, JR.

MARSHALL DEES

200 Ashford Center North, Suite 300

Atlanta, GA 30338

Telephone: (770) 392-0090

Facsimile: (770) 392-0029

Co-Lead Counsel for Plaintiffs

[Additional counsel appear on signature page]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE SEQUENOM, INC. DERIVATIVE LITIGATION	) ) ) ) ) ) )	Lead Case No. 09-CV-1341-LAB (WMC) [Related to 09-CV-1404-LAB (WMC) and 09-CV-01927-LAB (WMC)] (Derivative Action)
This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) )	STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS Judge: Honorable Larry A. Burns Courtroom: 9, 2nd Floor Oral Argument Requested

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

Subject to the approval of the Court, and pursuant to Federal Rule of Civil Procedure 23.1(c), plaintiffs Jules Borenstein, Nina Hardjo, and Darrel Hermans, plaintiffs in the Consolidated Federal Derivative Action1 plaintiffs Leon Ries and Michelle Finlayson, plaintiffs in the Ries Action, plaintiffs Iris Waegelin, Robert Aibel, Jaime Sacks, Denis Turnock, and Pedro Prado, plaintiffs in the State Derivative Action, (collectively “Plaintiffs”), enter into this Stipulation of Settlement to Settle Derivative Actions (“Stipulation”) with nominal defendant Sequenom, Inc. (“Sequenom” or the “Company”) and individual defendants Harry Stylli, Paul W. Hawran, Allan Bombard, Charles Cantor, Elizabeth Dragon, Steven Owings, Robert DiTullio, Ernst-Guenter Afting, John Fazio, Harry Hixson, Richard Lerner, Ronald Lindsay, and Kathleen Wiltsey (collectively the “Individual Defendants”), to settle all claims in the Litigation, subject to the terms and conditions described below.

I. RECITALS

WHEREAS the following cases were commenced in the United States District Court for the Southern District of California, on or after June 22, 2009:

	Abbreviated Case Name	Case Number	Date Filed
1.	Borenstein v. Stylli, et al.	Case No. 3:09-cv-01341- LAB-WMc	June 22, 2009

2.	Hardjo v. Stylli, et al.	Case No. 3:09-cv-01404- LAB-WMc	June 29, 2009

3.	Hermans v. Stylli, et al.	Case No. 3:09-cv-01927- LAB-WMc	Sept. 3, 2009

4.	Ries, et al. v. Stylli, et al.	Case No. 3:09-cv-02517- LAB-WMc	Nov. 9, 2009

WHEREAS the following cases were commenced in the California Superior Court for San Diego County, on or after May 12, 2009:

[1]	Unless otherwise defined, all capitalized terms are defined in Section II, 1.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

	Abbreviated Case Name	Case Number	Date Filed
1.	Waegelin v. Stylli, et al.	Case No. 37-2009- 00089683-CU-FR-CTL	May 14, 2009

2.	Aibel v. Afting, et al.	Case No. 37-2009- 00089715-CU-SL-CTL	May 12, 2009

3.	Sacks v. Stylli, et al.	Case No. 37-2009- 00089690-CU-SL-CTL	May 14, 2009

4.	Turnock v. Stylli, et al.	Case No. 37-2009- 00089975-CU-BT-CTL	May 19, 2009

5.	Prado v. Stylli, et al.	Case No. 37-2009- 00090336-CU-PO-CTL	May 22, 2009

WHEREAS on June 9, 2009, the Honorable Ronald S. Prager of the California Superior Court for San Diego County consolidated the State Derivative Action for all purposes under the caption In re Sequenom, Inc. Derivative Litigation, Case No. 37-2009-00089683-CU-SL-CTL, transferred the case to the Honorable Joan A. Lewis, also of the California Superior Court for San Diego County, and appointed The Weiser Law Firm, P.C. and Doyle Lowther LLP as co-lead counsel in the State Derivative Action.

WHEREAS on July 16, 2009 and August 10, 2009, plaintiffs Leon Ries and Michelle Finlayson in the Ries Action sent letters to Sequenom’s Board of Directors (the “Board”) purporting to be litigation demands on behalf of the Company (the “Demand Letters”), and the Company responded to the purported Demand Letters on August 26, 2009.

WHEREAS on July 21, 2009, plaintiffs in the Consolidated Federal Derivative Action moved to: (1) consolidate the federal derivative cases; and (2) appoint co-lead counsel.

WHEREAS by an Order dated July 27, 2009, this Court consolidated the Consolidated Federal Derivative Action for all purposes under the caption In re Sequenom, Inc. Derivative Litigation, Master File No: 3-09-cv-01341-LAB-WMC, and appointed Robbins Umeda LLP (“Robbins Umeda”) and Holzer Holzer & Fistel, LLC as co-lead counsel in the Consolidated Federal Derivative Action.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

WHEREAS on September 28, 2009, the Sequenom Board: (1) terminated the employment of the following Sequenom officers and directors – (i) Harry Stylli, Ph.D, former President and Chief Executive Officer; (ii) Elizabeth Dragon, former Senior Vice President of Research and Development; and (iii) three junior, non-executive scientists; (2) obtained the resignations of the following Sequenom officers – (i) Paul Hawran, former Chief Financial Officer; and (ii) Steven Owings, former Vice President of Commercial Development, Prenatal Diagnostics; and (3) obtained the resignation of Harry Stylli from the Sequenom Board.

WHEREAS on October 12, 2009, plaintiffs in the State Derivative Action served Sequenom with Plaintiffs’ First Request for Production of Documents to Nominal Defendant Sequenom, Inc.

WHEREAS, on October 12, 2009, plaintiffs in the State Derivative Action sent Company counsel a demand letter wherein they demanded the Board take (and forego) certain actions with: (1) respect to the Sequenom employees who were terminated by, or resigned from, the Company on or around September 28, 2009; and (2) the Company’s corporate governance practices. Plaintiffs also indicated they were prepared to seek expedited relief with respect to certain of the claims in the State Derivative Action unless the Company provided them with timely assurances regarding the compensation and severance of the Sequenom employees who were terminated or resigned.

WHEREAS on October 14, 2009, plaintiffs in the Consolidated Federal Derivative Action filed a Motion for Temporary Restraining Order enjoining the vesting of stock options and payments of any and all employment-related benefits to Sequenom employees who were terminated by, or resigned from, the Company on or around September 28, 2009.

WHEREAS on October 20, 2009, plaintiffs in the Consolidated Federal Derivative Action agreed to withdraw their Motion for Temporary Restraining Order after the Parties informally resolved plaintiffs’ concerns regarding the vesting of stock options and employment-related benefits.

WHEREAS on October 28, 2009, plaintiffs in the Consolidated Federal Derivative Action filed their Verified Consolidated Shareholder Derivative Complaint.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

WHEREAS on November 9, 2009, plaintiffs in the Ries Action filed their Verified Shareholder Derivative Complaint.

WHEREAS on November 13, 2009, Sequenom filed a Motion for a Stay of Discovery and a Motion for Bond in the State Derivative Action, with a hearing on both motions scheduled for May 27, 2010.

WHEREAS on November 30, 2009, plaintiffs in the State Derivative Action filed their Consolidated Verified Shareholder Derivative Complaint.

WHEREAS on December 1, 2009, certain of the Parties in the Consolidated Federal Derivative Action, the Ries Action, and the State Derivative Action attended an all-day mediation under the direction of the Honorable Daniel Weinstein (Ret.), a highly-experienced securities mediator (the “Mediation”).

WHEREAS following the Mediation, counsel for the Parties engaged in additional negotiations and discussions from December 2009 through March 2010 regarding the terms of settling the Litigation, with the substantial assistance of Judge Weinstein.

WHEREAS by an Order dated December 30, 2009, this Court coordinated the Ries Action with the Consolidated Federal Derivative Action for the purposes of pre-trial motions and scheduling.

WHEREAS Plaintiffs’ Counsel, on behalf of Plaintiffs, has conducted an investigation relating to the claims and the underlying events and transactions alleged in the complaints in the Litigation including, but not limited to: (1) conducting a private investigation related to the allegations in the Litigation; (2) inspecting, analyzing, and reviewing Sequenom’s filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of conference calls, Form 4, and Form 5 filings with the SEC made from time to time by certain of the Individual Defendants related to stock transactions, financial filings, and news articles; (3) drafting and filing the various complaints in the Litigation; and (4) participating in extensive settlement discussions with counsel for Sequenom and the Individual Defendants. Plaintiffs and Plaintiffs’ Counsel, however, recognize the expense, risks, and uncertain outcome of any litigation and subsequent appeals. As such, Plaintiffs desire to settle the Litigation against

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

the Individual Defendants and Sequenom on the terms and conditions set forth in this Stipulation.

WHEREAS the Individual Defendants and Sequenom, without admitting any wrongdoing arising out of any of the alleged conduct, statements, acts, or omissions set forth in the various complaints in the Litigation, and recognizing the expense, risks, and uncertain outcomes of any litigation, also desire to settle the claims against them so as to avoid lengthy, distracting, and time-consuming litigation and the burden, inconvenience, and expense connected therewith. The Individual Defendants and Sequenom enter into this Stipulation without in any way acknowledging any fault or liability, such that this Stipulation and all related documents are not, and shall not in any event be construed or deemed to be evidence of or an admission or concession on the part of the Individual Defendants or Sequenom with respect to any claim or of any fault, liability or wrongdoing or damage whatsoever, or any infirmity in the defenses the Individual Defendants or Sequenom have asserted.

II. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED between Plaintiffs, the Individual Defendants and Sequenom, by and through their respective attorneys or counsel of record, the Litigation, Plaintiffs’ Released Claims as against Defendants’ Released Persons, and Defendants’ Released Claims as against Plaintiffs’ Released Persons and Defendants’ Released Persons, including Sequenom and any Individual Defendants, shall be settled, compromised, and dismissed with prejudice, as to all Settling Parties, subject to the approval of the Court, in the manner and upon the terms and conditions set forth in this Stipulation:

1. Definitions

As used in this Stipulation, capitalized terms shall have the following meanings:

1.1 “Consolidated Federal Derivative Action” refers to the consolidated case pending in this Court captioned In re Sequenom, Inc. Derivative Litigation, Master File No. 3:09-cv-01341-LAB-WMc.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

1.2 “Court” refers to the United States District Court for the Southern District of California.

1.3 “Defendants” collectively refers to Sequenom and the Individual Defendants.

1.4 “Defendants’ Released Claims” collectively refers to: (i) all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted by Defendants’ Released Persons against Plaintiffs’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Litigation (except for claims to enforce the Settlement); and (ii) all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, that were or could have been asserted in the Litigation or any forum, by Defendants’ Released Persons, whether brought directly, indirectly or derivatively, against any other Defendants’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to any of the allegations, acts, transactions, facts, events, matters, occurrences, representations, or omissions involved, set forth, alleged or referred to, in the Litigation, or which could have been alleged in the Litigation or any of the complaints in the Litigation, including, with respect to all Individual Defendants other than Messrs. Stylli and Hawran, any claims related in any way to or arising out of an Individual Defendant’s employment with the Company or the termination or cessation of that employment, including by way of resignation; provided, however, the Individual Defendants, by virtue of this Stipulation, have not released, relinquished, or discharged Sequenom or any insurer from, and Defendants’ Released Claims do not include, any claims, rights, or causes of action for indemnification or for advancement of attorneys’ fees and expenses (or other defense costs) by the Individual Defendants against Sequenom, for any matter whatsoever, required or permitted to the fullest extent under Sequenom’s Certificate of Incorporation or Bylaws, California or Delaware law, or any indemnification or similar agreement between Sequenom and any such Individual Defendants, or any insurance policy; and provided, further, that Defendants’ Released Claims do not include the Excluded Employment Claims (as defined in ¶1.7 below), and Messrs. Stylli and

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

Hawran expressly reserve, and by virtue of this Stipulation do not release, relinquish or discharge Defendants’ Released Persons from the Excluded Employment Claims.

1.5 “Defendants’ Released Persons” refers to each of the Defendants and, to the maximum extent permitted by law, each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his or her immediate family; any entity in which a Defendant, and/or members of his or her family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Litigation; Defendants’ insurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.

1.6 “Effective Date” refers to the first day following the date on which the Final Order and Judgment is finally affirmed on appeal or is no longer subject to a timely appeal and the time for any petition for re-argument, appeal, or review, by certiorari or otherwise, has expired.

1.7 “Excluded Employment Claims” refers to any and all claims, rights, causes of action, or liabilities whatsoever, whether based in federal, state, local, statutory, or common law or any other law, rule or regulation, including both known and Unknown Claims (as defined in ¶1.28 below), by Messrs. Stylli and Hawran arising out of or relating to their employment at Sequenom or the termination of or resignation from their employment at Sequenom, including but not limited to claims for breach of employment contract, wrongful termination, or defamation.

1.8 “Execution Date” refers to the date this Stipulation has been signed by all the signatories hereto through their counsel.

1.9 “Final Approval Hearing” refers to a hearing by the Court to review this Stipulation and determine: (i) whether to enter the Final Order and Judgment; and (ii) all other matters properly before the Court.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

1.10 “Final Order and Judgment” refers to the final order and judgment entered by the Court, substantially in the form attached hereto as Exhibit C, with only such changes as may be agreed to by all of the Parties hereto, by their respective counsel, in advance of its entry by the Court.

1.11 “Individual Defendants” refers to Ernst-Gunter Afting, Allan Bombard, Charles C. Cantor, Robert DiTullio, Elizabeth Dragon, John Fazio, Paul Hawran (“Hawran”), Harry Hixson, Jr. (“Hixson”), Richard Lerner, Ronald Lindsay, Steven Owings, Harry Stylli (“Stylli”), and Kathleen Wiltsey.

1.12 “Litigation” refers to the Consolidated Federal Derivative Action, the Ries Action, and the State Derivative Action.

1.13 “Notice” means the Publication Notice of Pendency of Settlement of Derivative Litigation, substantially in the form attached hereto as Exhibit B.

1.14 “Party” or “Parties” refers to the parties to this Stipulation, Plaintiffs, and Defendants, individually or collectively.

1.15 “Person” or “Persons” refer to any individual, corporation, partnership (whether general or limited), limited liability company, association, affiliate, joint stock company, trust, estate, unincorporated association, government and any political subdivision thereof, and any other type of legal or political entity.

1.16 “Plaintiffs” refers to plaintiffs Jules Borenstein, Nina Hardjo, and Darrel Hermans, plaintiffs in the Consolidated Federal Derivative Action, plaintiffs Leon Ries and Michelle Finlayson, plaintiffs in the Ries Action, and plaintiffs Iris Waegelin, Robert Aibel, Jaime Sacks, Denis Turnock, and Pedro Prado, plaintiffs in the State Derivative Action, acting derivatively on behalf of Sequenom in the Litigation.

1.17 “Plaintiffs’ Counsel” refers to co-lead counsel in the Consolidated Federal Derivative Action, Robbins Umeda LLP and Holzer Holzer & Fistel LLC, counsel in the Ries Action, Barroway Topaz Kessler Meltzer & Check, LLP, and co-lead counsel in the State Derivative Action, The Weiser Law Firm, P.C. and Doyle Lowther LLP.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

1.18 “Plaintiffs’ Released Claims” refers to all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims or Unknown Claims, asserted or that might have been asserted by Plaintiffs’ Released Persons or any other plaintiff derivatively on behalf of Sequenom, against Defendants’ Released Persons, that were or could have been alleged in the Litigation, or that arise from, or relate to the matters or occurrences that were alleged in the Litigation (except for claims to enforce the Settlement).

1.19 “Plaintiffs’ Released Persons” refers to Plaintiffs, and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

1.20 “Preliminary Approval of Settlement and Procedural Order” refers to an order of the Court preliminarily approving of the Settlement, substantially in the form attached hereto as Exhibit A, with only such changes as may be agreed to by all of the Parties hereto, by their respective counsel, in advance of its entry by the Court.

1.21 “Released Persons” refers to Defendants’ Released Persons and Plaintiffs’ Released Persons.

1.22 “Ries Action” refers to the case pending in this Court captioned Ries, et al. v. Stylli, et al., Case No. 3:09-cv-02517-LAB-WMc, which has been coordinated with the Consolidated Federal Derivative Action by this Court’s Order dated December 30, 2009.

1.23 “Sequenom” or the “Company” refers to Sequenom, Inc., a Delaware corporation.

1.24 “Settlement” shall mean the settlement documented in this Stipulation.

1.25 “Settling Parties” collectively refers to Sequenom, each of the Individual Defendants, and Plaintiffs on behalf of themselves and derivatively on behalf of Sequenom.

1.26 “State Derivative Action” refers to the consolidated case pending in the California Superior Court for San Diego County captioned In re Sequenom, Inc. Derivative Litigation, Case No. 37-2009-00089683-CU-SL-CTL.

1.27 “Stipulation” refers to this Stipulation of Settlement to Settle Derivative Actions.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

1.28 “Unknown Claims” refers to any and all claims, demands, rights, liabilities, and causes of action of every nature and description which Plaintiffs or Defendants do not know or suspect to exist in his, her, or its favor at or after the Execution Date and including, without limitation, those which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Plaintiffs’ Released Claims and Defendants’ Released Claims, the Parties hereto stipulate and agree (except for the obligations created under this Stipulation), upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and by operation of the Final Order and Judgment shall have waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542, which states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs and Defendants may hereafter discover facts in addition to or different from those any of them now know or believe to be true with respect to the subject matter of Plaintiffs’ Released Claims or Defendants’ Released Claims. Plaintiffs and Defendants shall expressly have deemed to have and by operation of the Final Order shall have, fully, finally, and forever settled and released any and all Plaintiffs’ Released Claims and the Defendants’ Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and Defendants acknowledge the waivers contained in this paragraph, and the inclusion of “Unknown Claims” in the definition of Plaintiffs’ Released Claims and Defendants’ Released Claims, were separately bargained for and are key elements of the Settlement. Unknown Claims do not include the Excluded Employment Claims.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

2. Terms of the Settlement

2.1 Sequenom acknowledges Plaintiffs and Plaintiffs’ Counsel’s filing and prosecution of the Litigation was a substantial and material causal factor which: (i) secured valuable financial benefits for Sequenom; and (ii) caused Sequenom to adopt, or agree that it will adopt (within forty-five (45) days of the Execution Date of this Stipulation) the following corporate governance and/or remedial measures:

A. Financial Relief

2.2 $14,000,000.00 D&O Insurance Contribution

Based on the involvement and participation by Judge Weinstein in the mediation, both the Mediator, Plaintiffs and Sequenom believe that the filing and prosecution of the derivative actions were substantial material factors which were considered, among other factors, in securing $14 million in director and officer insurance carrier proceeds for the Company to assist in settling In re Sequenom, Inc. Securities Litigation, No. 09-CV-0921-LAB (WMc) (S.D. Cal. filed May 1, 2009) (“Federal Securities Class Action”).

B. Corporate Governance Reforms

2.3 Set forth below are substantial corporate governance changes that were implemented or are being implemented by Sequenom and are the result of extensive arms’-length negotiations. Some of the remedial measures below resulted from a joint Mediation process involving both the federal class and federal and state derivative plaintiffs.2 While certain of the remedial measures below are also included in the Federal Securities Class Action settlement, Sequenom acknowledges that most of the remedial measures below were demanded by the federal and state derivative plaintiffs in formal settlement communications sent by them prior to the joint Mediation and/or demanded by the federal and state derivative plaintiffs during the joint Mediation. Further, Sequenom acknowledges that the remaining remedial measures are significant and extensive and are the exclusive result of the federal and state derivative plaintiffs’

[2]	See §§2.4(a)-(b); 2.6(g)-(i); 2.9(c).

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

continued mediation efforts.3 Based on these remedial measures, Sequenom has received substantial and material benefits.

2.4 Changes in Board Membership and Composition

(a) The Company appointed two new independent directors to the Board, Dr. Kenneth Buechler and David Pendarvis, which increased the size of the Board from eight (8) to nine (9) directors.

(b) Once Dr. Hixson is no longer Chairman of the Board, the position of Chairman shall be occupied by an independent director.

(c) The Board’s independent directors may serve as members of the boards of directors of no more than four (4) other public or private for-profit entities, other than subsidiaries or affiliates of the Company.

2.5 Reforms Concerning Director Conduct

(a) Each independent director of the Board shall annually certify, in writing, to the Chair of the Nominating and Corporate Governance Committee he or she is independent and shall immediately inform the Board of any change in his or her independent status.

(b) Absent extraordinary circumstances, the Company shall strongly encourage each director on the Board to attend, in person, each annual shareholder meeting.

(c) Following each regular meeting of the Board (or at the conclusion of a special meeting if deemed necessary), the independent directors of the Board shall hold an executive session at which the Chief Executive Officer, or any other Company officer or employee, shall not be present.

(d) The Chairman of the Board shall designate an appropriate person or persons in the Company to prepare or cause to be prepared, at the direction of the Chairman of the Board, among other things:

(i) agendas in connection with regular (or special) meetings of the Board;

[3]	See §§2.4(c); 2.5(a)-(e); 2.6(a)-(f); 2.7(a)-(b); 2.8(a)-(d); 2.9(a)-(b); 2.10(a)-(c); 2.12.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

(ii) minutes of all Board meetings, which shall be distributed for review and correction, if necessary, by the members of the Board within a reasonable period of time following each such meeting;

(iii) Board “packages” for each such meeting providing appropriate information and materials related to the various items of the particular agenda (or in support of proposed unanimous consent resolutions); and

(iv) periodic financial, operational, or other requisite reports, including medical data, test results, and clinical studies to adequately inform the Board, on a timely basis, of the status of or material developments in Company’s business and the results of its operations.

(e) Directors shall participate in an initial orientation program upon election to the Board and in regular continuing education programs thereafter, in order that they fully understand their directorial responsibilities and can faithfully fulfill their fiduciary duties. Such continuing education, outlining the essential elements of best corporate governance practices and informing directors of new developments in this area, shall be conducted by the Company’s general counsel (if that position is occupied) or otherwise by a designated outside counsel with corporate governance expertise; and shall exceed that required by any applicable listing exchange. Executive officers of the Company shall similarly participate in such orientation program upon joining the Company, and all executive officers shall participate in such regular continuing education programs.

2.6 Reforms Concerning Board Sub-Committee Conduct

(a) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, shall be responsible for periodic review of the Company’s corporate governance policies, protocols, and practices which may, from time to time, merit consideration by the Board.

(b) The Company’s Open Door Policy has been updated to have all complaints forwarded to all directors on the Audit Committee. The Open Door Policy applies expressly to all complaints, not just those relating to accounting/financial practices. Complaints received through the Company’s complaint hotline, as described in the Open Door Policy, go to the Chair

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

of the Audit Committee and designated outside counsel only; such hotline complaints do not go to any officers or employees of the Company.

(c) The Audit Committee shall hold executive sessions with the Company’s independent auditor and its financial management team as a routine item on its agenda for each of its regularly scheduled meetings.

(d) The Audit Committee shall hold at least four (4) regularly scheduled meetings every year to review the Company’s annual and interim financial statements and disclosures, as well as related independent auditor attestations, certifications, and/or reports.

(e) The Audit Committee engaged Q5 Group, Inc. (formerly known as Rose Ryan, LLP) as an external consultant to create and implement an “Enterprise Risk Management Process” to be approved by the Board. This process is on-going and Q5 Group, Inc. shall continue to provide the Audit Committee with regular reports which may merit consideration by the Board.

(f) The Disclosure Committee has materially enhanced its charter. The Disclosure Committee, including its designated Disclosure Committee reporter, is now responsible for testing the reliability of information to be disclosed to the public. The Disclosure Committee shall meet periodically with the Company’s outside auditors, the Audit Committee, and/or the full Board to report on multiple aspects of the disclosure controls and to permit independent assessment of those controls.

(g) The Company has created a new Board Science Committee to oversee the Company’s research and development strategy and activities. Under the direction of the Science Committee, the Company shall evaluate existing and consider additional cross-functional training for personnel in all areas associated with research and development, covering: (i) the proper conducting of test studies; and (ii) the proper and timely disclosure of any problems with test studies; and (iii) the proper handling of data and results of test studies.

(h) The Board’s Nominating and Corporate Governance Committee shall review and consider improved procedures for the nomination of candidates for election to the Board.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

(i) The Company’s Compensation Committee charter shall provide only directors who are independent, as that term is defined under applicable NASDAQ rules, shall be permitted to serve on the Compensation Committee of the Board.

2.7 Reforms Concerning the Accuracy of Information Released to the Public

(a) The Board has adopted a comprehensive new policy on corporate disclosure controls and procedures, and approved a “Corporate Disclosure Policy,” a set of “Disclosure Controls and Procedures,” and an “Amended and Restated Disclosure Committee Charter.” As set forth in these documents, the Disclosure Committee must now review and formally approve all information before it is released to the public. In addition, there will no longer be any unpublished scientific data shared with investors.

(b) Company management shall annually assess the adequacy of Sequenom’s disclosure controls and procedures, with respect to each of the following: (i) the conduct of the research and development test studies; (ii) the supervision of research and development test studies; and (iii) the handling of data and results of research and development test studies.

2.8 Modifications to the Company’s Code of Business Conduct and Ethics

(a) The Company’s Code of Business Conduct and Ethics shall be distributed to all new employees and their acknowledgment of receipt of the Code and agreement to be bound by its provisions;

(b) the Company’s Code of Business Conduct and Ethics shall be disseminated annually to all employees with a confirmation requiring them to certify annually they have reviewed, are familiar with and agree to be bound by the provisions contained therein;

(c) the Company has revised its New Hire Orientation program, Employee Handbook and Code of Business Conduct and Ethics, and enhanced its training practices. The Company now has created several revised training programs concerning ethics, scientific processes, public disclosures, and professional e-mail conduct; and

(d) the Company’s Code of Business Conduct and Ethics shall be revised to include a specific section regarding the management, handling and disclosure of medical data,

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

test results, and the conduct of clinical studies by or on behalf of the Company to ensure the effective implementation of the remedial measures imposed by the Board.

2.9 Revised Clinical Study Protocols and Procedures

(a) The Company has introduced a number of standard operating procedures regarding study design planning and review, including clear identification of whether a study is blinded or unblinded, raw data storage at multiple locations, independent third-party review of blinded clinical data, and a redundancy review of clinical study design by the Oversight Committee and of blinded clinical data by the Science Committee, the clinical group and the Company’s biostatistician.

(b) The Company has revamped its policy concerning the storage of clinical samples, including requiring that samples be stored in third-party storage facilities, bar-coding samples for electronic tracking and auditing, creating formal procedures for obtaining a sample, and limiting access to the Company’s sample storage freezer.

(c) Sequenom has implemented new procedures for the storage and management of samples for testing.

2.10 Additional Company Structural Changes

(a) The Company has hired a full-time biostatistician and engaged an external consultant on an “as needed” basis as a clinical biostatistician.

(b) The Company has reorganized its reporting structure, reducing the number of direct reports to the Company’s Chief Executive Officer.

(c) The Company has revised its Oversight Committee and appointed project directors to oversee and manage each of the Company’s products in development. As a result, each of the Company’s potential products now has both a director responsible for the product’s development and also internal independent reviewers who otherwise are not associated with the product’s development team.

2.11 Acknowledgements

Sequenom acknowledges Plaintiffs and Plaintiffs’ Counsel’s filing and prosecution of the Litigation was a substantial and material causal factor in Sequenom’s decision to adopt the

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

foregoing corporate governance and remedial measures identified above at Section II (B), ¶2.3. Further, Sequenom, Plaintiffs, and Plaintiffs’ Counsel believe the measures identified herein, have, or will materially benefit Sequenom and its current stockholders.

2.12 Sunset Provision

Sequenom agrees to keep the corporate governance measures identified above, in place for three (3) years following the date of the Final Order and Judgment, except as may be required by applicable statutes, common law, rules, and regulations.

3. Attorneys’ Fees and Expenses

3.1 In light of the substantial benefits conferred upon Sequenom and its current stockholders, the Board of Directors of Sequenom authorized the Company to pay $2.5 million to Plaintiffs’ counsel for attorneys’ fees and expenses, subject to court approval (the “Fee Award”). The Fee Award shall be paid to Robbins Umeda as custodian for all Plaintiffs’ Counsel within ten (10) business days of the entry of the Final Order. The Fee Award may include up to 200,000 shares of the Company’s common stock based on the closing price of the Company’s common stock as reported on NASDAQ on the date the Final Order is entered. Any shares issued to pay the Fee Award shall be fully paid, non-assessable and, upon final approval of the Settlement, exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

3.2 Within ten (10) business days of the entry of the Final Order, Sequenom shall cause the Fee Award payment to be transmitted to Robbins Umeda (as custodian for all Plaintiffs’ Counsel), notwithstanding the existence of any timely filed objections thereto, or potential appeal therefrom, subject to the obligation of Plaintiffs’ Counsel in the Litigation to issue appropriate refunds to Sequenom and its insurer of the Fee Award, including but not limited to stock or cash equivalents of the stock, plus interest, as more particularly set forth below. Upon the Effective Date, Robbins Umeda shall thereafter allocate the attorneys’ fees amongst Plaintiffs’ Counsel in a manner in which Robbins Umeda in good faith believes reflects the contributions of such counsel to the institution, prosecution and resolution of the Litigation.

3.3 In the event the Effective Date does not occur, or the Final Order is reversed or modified, or the Stipulation is terminated for any reason, and in the event the Fee Award has

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

been paid to any extent, then Plaintiffs’ Counsel who have received a payment shall, within ten (10) business days from Plaintiffs’ Counsel receiving notice from Sequenom’s counsel or from the Court, refund to Sequenom and its insurer, based upon the amounts contributed by each and any interest earned thereon, the Fee Award, including but not limited to the stock previously paid to them in an amount consistent with such reversal or modification or, to the extent the stock has been sold, proceeds therefrom plus interest from the date of sale. Plaintiffs’ Counsel, as a condition of receiving any part of the Fee Award, including such stock, on behalf of themselves and each partner and/or shareholder of them, agrees that Plaintiffs’ Counsel and their partners and shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this subparagraph. Without limitation, Plaintiffs’ Counsel and their partners and shareholders agree the Court may, upon application of Sequenom on notice to Plaintiffs’ Counsel which have received such stock, summarily issue orders, including, without limitation, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should any Plaintiffs’ Counsel fail timely to repay fees, expenses, and interest earned thereon pursuant to this section of this Stipulation.

3.4 The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs’ Counsel from the Fee Award.

3.5 Other than the Fee Award, and the costs described below, in Section II, ¶4, Defendants shall not otherwise be required to pay Plaintiffs’ Counsel for any fees, expenses, costs, or other sums incurred in connection with the Litigation or otherwise.

4. Payment of Costs, Fees, and Expenses of Notice

All costs, fees, and expenses in connection with disseminating Notice, shall be paid by Sequenom. No later than ten (10) days after entry of the Preliminary Approval of Settlement and Procedural Order, Sequenom shall cause the Notice to be published once in the Investor’s Business Daily and to be filed with the SEC in a Form 8-K. The cost of publishing the Notice ordered by the Court, if any, shall be borne by Sequenom. In addition, not later than ten (10) days after entry of the Preliminary Approval of Settlement and Procedural Order, the Notice shall be posted on the websites of Sequenom and Robbins Umeda.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

5. Releases

5.1 In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Plaintiffs’ Released Persons shall fully, finally and forever release, relinquish and discharge as against the Defendants’ Released Persons any and all of Plaintiffs’ Released Claims. In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons and Defendants’ Released Persons any and all of Defendants’ Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.2 Notwithstanding Section II, ¶5.1 above, if Messrs. Stylli or Hawran commence a legal proceeding against Sequenom asserting the Excluded Employment Claims, this Stipulation shall not bar Sequenom from asserting any of Defendants’ Released Claims against Messrs. Stylli or Hawran (whichever has filed an Excluded Employment Claim, or both, if both assert such a claim) as counter-claims, cross-claims, or if the Excluded Employment Claims are brought in a forum that does not have jurisdiction over one or more of Sequenom’s Defendants’ Released Claims (including, but not limited to, a claim for contribution as set forth in the Stipulation of Settlement dated December 24, 2009 in the Federal Securities Class Action), in a separate action in response to the Excluded Employment Claims. In the event Messrs. Stylli or Hawran commence a legal proceeding asserting the Excluded Employment Claims against Sequenom, and Sequenom subsequently asserts Defendants’ Released Claims against Messrs. Stylli or Hawran in response to their assertion of the Excluded Employment Claims, Messrs. Stylli and Hawran agree they will not assert the statute of limitations as a defense to those counter-claims, cross-claims, or separate action. All other defenses of Messrs. Stylli and Hawran to Defendants’ Released Claims asserted by Sequenom are preserved.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

5.3 The releases of Plaintiffs’ Released Claims and Defendants’ Released Claims are absolute and final, subject only to Sequenom’s right to assert Defendants’ Released Claims in response to litigation of the Excluded Employment Claims initiated by Messrs. Stylli and/or Hawran.

5.4 If, at any time after the Effective Date of this Stipulation, but no later than sixty (60) days after the initiation of litigation of any Excluded Employment Claim described in Section II, ¶5.2 above, Messrs. Stylli or Hawran execute and deliver a full and final release of their respective Excluded Employment Claims in the form attached hereto as Exhibit F (“Delivering Party”), then Defendants’ Released Claims shall be fully and finally released, and discharged as to the Delivering Party, and Section II, ¶5.2 above shall automatically become null and void as to the Delivering Party and Defendants’ Released Claims may not then be asserted against the Delivering Party.

6. Judgment

Upon approval by the Court, the Final Order and Judgment shall be entered dismissing all of Plaintiffs’ Released Claims with prejudice against Defendants’ Released Persons and barring any of Plaintiffs’ Released Persons from asserting any and all of Plaintiffs’ Released Claims in any court or forum against any of the Defendants’ Released Persons. It shall also bar Defendants from asserting against any of the Plaintiffs’ Released Persons, Defendants’ Released Persons, Sequenom, or any Individual Defendants, any and all of Defendants’ Released Claims.

7. Presenting the Settlement to the Court

A. Documents to Be Submitted to the Court

7.1 The Parties have agreed upon the following documents to be submitted to the Court for its consideration along with the Stipulation: the Preliminary Approval of Settlement and Procedural Order (Ex. A); the Notice (Ex. B); the Final Order and Judgment (Ex. C); the Order of Dismissal with Prejudice (Ex. D); the Order of Dismissal with Prejudice in the State Derivative Action (Ex. E); and the Excluded Employment Claims release (Ex. F).

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

B. Preliminary Approval of Settlement and Procedural Order

7.2 Within five (5) days of the execution of this Stipulation, the Settling Parties shall jointly apply to the Court for entry of the Preliminary Approval of Settlement and Procedural Order:

(a) preliminarily approving the Settlement;

(b) approving the method of providing notice of pendency and proposed Settlement to current Sequenom stockholders;

(c) approving the form of the Notice attached hereto as Exhibit B; and

(d) enjoining prosecution of any of Plaintiffs’ Released Claims by Plaintiffs’ Released Persons.

7.3 Upon entry of the Preliminary Approval of Settlement and Procedural Order, all proceedings and further activity between the Parties in the Consolidated Federal Derivative Action and Ries Action, except for those relating to the Settlement, shall be stayed pending the Court’s approval of the Settlement and entry of the Final Order and Judgment.

C. The Final Order

7.4 If the Court approves the Settlement at the Final Hearing, the Settling Parties shall jointly request entry of the Final Order and Judgment, the entry of which is a condition of this Stipulation:

(a) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms;

(b) dismissing the claims of Plaintiffs without costs and with prejudice (except as otherwise provided herein), and ordering the releases contemplated in this Stipulation shall become effective upon the Effective Date;

(c) permanently barring and enjoining the institution and prosecution by Plaintiffs’ Released Persons and anyone acting on behalf of Sequenom against the Defendants’ Released Persons in any court asserting any of Plaintiffs’ Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Litigation;

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

(d) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons of any action against Plaintiffs’ Released Persons or Defendants’ Released Persons in any court asserting any of the Defendants’ Released Claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Litigation, subject to the exception set forth in Section II, ¶5.3 above;

(e) reserving jurisdiction over the Consolidated Federal Derivative Action and the Ries Action, including all further proceedings concerning the administration, consummation, and enforcement of the Settlement (with referral of such issues to Magistrate Judge McCurine); and

(f) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties hereto consent in writing.

D. Dismissal of State Derivative Action

7.5 Upon entry of the Preliminary Approval of Settlement and Procedural Order, the Settling Parties in the State Derivative Action shall jointly request that the California Superior Court for San Diego County stay all proceedings and further activity between the parties pending the Court’s approval of the Settlement and entry of the Final Order and Judgment.

7.6 Within ten (10) days after the Final Order and Judgment is entered by the Court and the conditions articulated in Section II, ¶¶3.1, 3.2, and 4 are satisfied, the Settling Parties in the State Derivative Action shall jointly apply to the State Court for an order dismissing the State Derivative Action with prejudice, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, and appropriate to secure such dismissal. In the event that such joint application is not filed, in any state action arising out of or related to the facts and issues in this Litigation, Defendants, and each of them, may move to dismiss such state action on res judicata grounds, and all Settling Parties agree to not oppose such a motion.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

III. OTHER PROVISIONS

1. Good Faith Negotiations and Compliance with Rule 11

The Parties agree that terms of the settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. In addition, the Parties agree that during the course of Litigation, the Parties and their respective counsel at all times acted professionally and in compliance with Federal Rule of Civil Procedure Rule 11 and California Code of Civil Procedure §128.7, and any other court rule or statute with respect to any claims or defenses in the Litigation. Accordingly, the Judgment in the Action will contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure Rule 11 and California Code of Civil Procedure §128.7 and any other court rule or statute with respect to any claims or defenses in the Litigation. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

2. Bankruptcy

2.1 In the event any proceedings by or on behalf of Sequenom, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court for relief from any stay, approval of the settlement, authority to release funds, authority for Sequenom’s insurer to disburse insurance proceeds consistent with this Stipulation, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Stipulation.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

2.2 If any Bankruptcy Proceedings on behalf of Sequenom are initiated prior to the payment of the Fee Award, the Settling Parties agree to seek an order from the Bankruptcy Court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for limited purposes of authorizing such payment, or finding that the payment of the Fee Award on behalf of the Individual Defendants by their insurer or insurers under their respective policies or related compromise of coverage and the releases provided pursuant to this Stipulation does not violate the automatic stay; and (ii) finding that the payment of the Fee Award on behalf of the Individual Defendants by their insurer or insurers under their respective policies does not constitute a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Sequenom, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

3. Termination of the Stipulation

This Stipulation shall be terminated, shall be deemed null and void, and shall have no further force or effect if any of the following events occur: (i) the Court declines to enter the Preliminary Approval of Settlement and Procedural Order in any material respect; (ii) the Court declines to approve this Settlement or to enter the Final Order and Judgment in any material respect; or (iii) the Final Order and Judgment is modified or reversed in any material respect on appeal, rehearing, or reconsideration.

4. Effect of Termination of the Stipulation

If this Stipulation is terminated for any reason, this Stipulation shall not be deemed to prejudice in any way the positions of the Parties with respect to the Litigation; the Litigation will be returned to the status quo ante, without prejudice to the Plaintiffs’ right to seek, or the Defendants’ right to oppose, the Plaintiffs’ prosecution of the Litigation on behalf of Sequenom. No Party shall be entitled to recover any costs incurred in connection with the implementation of this Stipulation. Defendants shall have thirty (30) days from the date of such termination to file responsive pleadings.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

5. Best Efforts of Counsel and Parties

The Parties and their counsel shall: (i) use their reasonable best efforts to obtain entry of the Final Order and Judgment; (ii) represent to the Court the Settlement is fair, just, reasonable, and adequate; and (iii) use their best efforts to execute any obligations under this Stipulation.

6. Authorization

Each of the Parties to this Stipulation warrants and represents he, she, or it is fully authorized and entitled to enter into this Stipulation. Plaintiffs and Plaintiffs’ Counsel further represent and warrant none of Plaintiffs’ claims or causes of action that were or could have been asserted in the Litigation have been assigned, encumbered, or transferred in any manner.

7. Integration

This Stipulation and the exhibits attached hereto constitute the entire agreement between the Parties, and supersede any and all prior agreements, written or oral, among the Parties. No representations, warranties, or inducements have been made concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8. Jurisdiction

The Parties consent to and hereby irrevocably submit themselves to the jurisdiction of the Court, including any appellate courts from which appeals of this Court’s decision may be properly brought, with respect to all matters relating to the interpretation or enforcement of this Stipulation.

9. Choice of Law

This Stipulation and all accompanying documents shall in all respects be construed in accordance with and governed by the substantive laws of the State of California.

10. No Admission of Wrongdoing

Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Litigation. Without limiting the generality of the foregoing, each of the Individual Defendants specifically denies he or she

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

breached his or her fiduciary duties, violated any federal or state securities or other laws, or regulations. Further, the provisions of this Stipulation and any negotiations or proceedings related thereto, shall not be deemed a presumption, concession, or admission by Defendants of any violation of law, breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Litigation, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered or received in evidence, or otherwise used by any person in the Litigation or in any other action or proceeding of any nature whatsoever.

11. No Concession Regarding Merits of Claims

Plaintiffs and Plaintiffs’ Counsel, on behalf of themselves and nominal defendant Sequenom, while continuing to maintain the strength of their claims, have agreed to a settlement on the terms and conditions set forth in this Stipulation because they believe it will provide substantial benefits to Sequenom when weighed against the risks of continued litigation, and because they have determined such a Settlement is in Sequenom’s best interests. This Stipulation and any negotiations or proceedings related thereto shall not be construed as a concession by the Plaintiffs or Plaintiffs’ Counsel of any infirmity or weakness in Plaintiffs’ claims against the Individual Defendants.

12. No Waiver of Privilege

Nothing in this Stipulation or the negotiations or proceedings related hereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, mediation privilege, or work-product immunity.

13. Modifications and Amendments to This Stipulation

This Stipulation may be amended or modified only by a written instrument signed by counsel for all Parties hereto or their successors in interest.

14. Notices

Any notice required to be given to any of the Parties shall be delivered to the Parties through their counsel at the addresses listed on the signature pages herein, or as may be designated by any Party by written notice to the other Parties.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

15. Counterparts

This Stipulation may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same document. All signatures to this Stipulation need not appear on the same version, and the signatories may execute different versions, so long as they contain identical provisions, and all such executed versions shall together constitute the complete Stipulation.

16. Captions and Headings

Any captions, headings, sub-headings, or titles used in this Stipulation are for the purpose of reference only, and shall not be construed as terms of this Stipulation or to have any other legal force, meaning, or effect.

17. Confidentiality

To the extent permitted by law, all agreements made and orders entered into during the course of the Litigation relating to the confidentiality of documents or information shall survive this Stipulation.

18. Waiver

The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

19. Successors

This Stipulation shall be binding upon and shall inure to the benefit of the successors and assigns of all Parties hereto, including any of Defendants’ Released Persons or Plaintiffs’ Released Persons and any corporation, partnership, or other entity into or with which any of the Parties may merge, consolidate, or reorganize.

20. No Construction Against Drafter

This Stipulation shall not be construed more strictly against one Party than another merely because it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized this Stipulation is the result of negotiations between the Parties and all Parties have contributed substantively and materially to the preparation of this Stipulation.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound on             , 2010.

DATED: April 29, 2010

ROBBINS UMEDA LLP

BRIAN J. ROBBINS

KEVIN A. SEELY

DANIEL R. FORDE

JAY N. RAZZOUK

/s/ BRIAN J. ROBBINS

BRIAN J. ROBBINS

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

HOLZER HOLZER & FISTEL, LLC

MICHAEL I. FISTEL, JR.

MARSHALL DEES

200 Ashford Center North, Suite 300

Atlanta, GA 30338

Telephone: (770) 392-0090

Facsimile: (770) 392-0029

Co-Lead Counsel for plaintiffs in

Consolidated Federal Derivative Action

COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

TRAVIS E. DOWNS III

BENNY C. GOODMAN III

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: (619) 231-1058

Facsimile: (619) 231-7423

Counsel for Plaintiff Darrel Hermans

DYER & BERENS LLP

JEFFREY A. BERENS

303 East 17th Avenue, Suite 300

Denver, CO 80203

Telephone: (303) 861-1764

Facsimile: (303) 395-0393

Counsel for Plaintiff Jules Borenstein

KENDALL LAW GROUP, LLP JOE KENDALL HAMILTON LINDLEY 3232 McKinney, Ste. 700

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

Dallas, TX 75204 Telephone: (214) 744-3000 Facsimile: (214) 744-3015 Counsel for Plaintiff Nina Hardjo

DATED: April 30, 2010	BARROWAY TOPAZ KESSLER MELTZER & CHECK LLP RAMZI ABADOU NICHOLE BROWNING /s/ NICHOLE BROWNING NICHOLE BROWNING

580 California Street, Suite 1750

San Francisco, CA 94104

Telephone: (415) 400-3000

Facsimile: (415) 400-3001

BARROWAY TOPAZ KESSLER

    MELTZER & CHECK LLP

ERIC L. ZAGAR

ROBIN WINCHESTER

LIGAYA T. HERNANDEZ

280 King of Prussia Road

Radnor, PA 19087

Telephone: (610) 667-7706

Facsimile: (610) 667-7056

Counsel for plaintiffs Leon Ries and Michelle Finlayson

DATED: April 29, 2010	DOYLE LOWTHER LLP WILLIAM DOYLE JOHN LOWTHER JAMES R. HAIL /s/ JOHN LOWTHER JOHN LOWTHER 9466 Black Mountain Road, Suite 210 San Diego, CA 92126 Telephone: (619) 573-1700 Facsimile: (619) 573-1701

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO 121 N. Wayne Ave., Suite 100

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

Telephone: (610) 225-2677 Facsimile: (610) 225-2678 Co-Lead Counsel for plaintiffs Iris Waegelin, Robert Aibel, Jaime Sacks, Denis Turnock and Pedro Prado

DATED: April 29, 2010

PAUL, HASTINGS, JANOFSKY &

    WALKER LLP

THOMAS ANTHONY ZACCARO

/s/ THOMAS ANTHONY ZACCARO

THOMAS ANTHONY ZACCARO

515 South Flower Street, 25th Floor

Los Angeles, CA 90071

Telephone: (213) 683-6285

Facsimile: (213) 996-3285

MORGAN J. MILLER

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Telephone: (858) 458-3000

Facsimile: (858) 458-3005

Counsel for Defendant Paul W. Hawran

DATED: April 26, 2010

GIBSON, DUNN & CRUTCHER LLP

MERYL L. YOUNG

/s/ MERYL L. YOUNG

MERYL L. YOUNG

3161 Michelson Drive

Irvine, CA 92612

Telephone: (949) 451-3800

Facsimile: (949) 451-4220

Counsel for Defendant Harry Stylli

DATED: April 26, 2010	HOWREY LLP ROBERT E. GOODING, JR. ROMAN E. DARMER JENNIFER BAGOSY /s/ ROBERT E. GOODING, JR. ROBERT E. GOODING, JR.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS

4 Park Plaza, Suite 1700 Irvine, CA 92614 Telephone: (949) 721-6900 Facsimile: (949) 721-6910 Counsel for Defendant Elizabeth Dragon

DATED: April 26, 2010

ALLEN MATKINS LECK GAMBLE

    MALLORY & NATSIS LLP

KEITH P. BISHOP

LAWRENCE D. LEWIS

JEREN WEI

/s/ KEITH P. BISHOP

KEITH P. BISHOP

1900 Main Street, 5th Floor

Irvine, CA 92614

Telephone: (949) 553-1313

Facsimile: (949) 553-8354

Counsel for Defendant Steven Owings

DATED: May 6, 2010

COOLEY GODWARD KRONISH LLP

WILLIAM E. GRAUER

KOJI F. FUKUMURA

MARY KATHRYN KELLEY

RYAN E. BLAIR

/s/ WILLIAM E. GRAUER

WILLIAM E. GRAUER

4401 Eastgate Mall

San Diego, CA 92121

Telephone: (858) 550-6000

Facsimile: (858) 550-6420

Counsel for Defendants Charles R. Cantor,

Allan Bombard, Ernst-Gunter Afting, Harry F. Hixson, Jr., Ronald M. Lindsay, Richard A.

Lerner, John A. Fazio, Kathleen M. Wiltsey,

and Sequenom, Inc.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

STIPULATION OF SETTLEMENT TO SETTLE DERIVATIVE ACTIONS